                                                                    EXHIBIT 10.9



                                LEASE AGREEMENT

                                    BETWEEN

                             PIZZUTI EQUITIES INC.

                                  ("LANDLORD")
                                      and

                             DEVON INDUSTRIES INC.

                                   ("TENANT")

                                LEASE AGREEMENT

                                January 5, 1994

This Lease Agreement ("Lease") is entered into as of the date first set forth above by Pizzuti Equities Inc. ("Landlord") and Devon Industries, Inc. ("Tenant").
                                   Background
                                   ----------

Landlord intends to acquire an existing 60.735 square foot building ("Existing Building"), construct an expansion thereto of approximately 65.761 square feet ("Expansion") and lease the combined facility ("Building") to Tenant. The Building will be situated on a site in Rock Hill, South Carolina, which site is more particularly described in attached Exhibit A ("Land").

                                   Agreement
                                   ---------

Landlord and Tenant hereby agree as follows:

Section 1. Lease of Property.  Landlord hereby leases the Land, the Building and
           ------------------
all related site Improvements (collectively the "Property") to Tenant upon the terms and conditions set forth in this Lease.

Section 2.  Construction of Improvements.  Landlord and Tenant have approved
            -----------------------------
preliminary specifications for the Expansion and all related site Improvements (collectively the "Improvements"), which preliminary specifications are attached hereto as Exhibit B (preliminary Specifications"). Tenant has authorized Landlord to proceed with the preparation of final architectural and engineering drawings, plans and specifications for the improvements. Once those drawings, plans and specifications are completed, Landlord will deliver a full set thereof to Tenant for its review and approval. Tenant will notify Landlord within 15 days after its receipt of such drawings, plans and specifications of its approval thereof or its objections to anything contained therein, which objections, if any, will be premised solely upon the fact that such drawings, plans and specifications are inconsistent with the approved Preliminary Specifications attached hereto as Exhibit B. If Landlord does not modify the drawings, plans and specifications to meet Tenant's reasonable objections within 15 days after its receipt of Tenant's objection notice, then Tenant will have the right to terminate this Lease with no obligation whatsoever to Landlord. If Landlord satisfies Tenant's reasonable objections or if Tenant has no such objections, then the drawings, plans and specifications as approved by Tenant will constitute the "Final Plans and Specifications" and will be deemed Incorporated herein by this reference.

  If Tenant desires to make any revisions to the Final Plans and Specifications (which, for this purpose, will include any desired repairs or improvements to the Existing Building), Tenant will so notify Landlord and Landlord will then cause its general contractor to prepare a cost estimate for the making of such changes. Landlord will promptly notify Tenant of any increased costs or savings resulting from such changes and Tenant will then have the right to require Landlord to cause such changes to be made to the Final Plans and Specifications. If the aggregate of all such changes (net of any savings) results in a net increase in the cost of the construction of the Improvements, then Tenant will pay Landlord such net increase within ten days after Landlord's written demand for the payment thereof. At Tenant's election, any net increase in the cost of the construction of the improvements resulting from any of the aforementioned changes may be funded by a per square foot increase in the Base Rent in an amount equal to $.01 per square foot for every $9.730 of such net increase in construction costs. If any change requested by Tenant will, in the judgment of Landlord's contractor cause a delay in the anticipated date for the substantial completion of construction of the improvements, then Landlord will so notify Tenant and the contemplated substantial completion date will be deferred accordingly. For the purposes of this Lease, the term "Final Plans and Specifications" will include all change orders which are submitted and approved in the manner set forth in this Section 2. Landlord hereby acknowledges and agrees that if Tenant adds a mezzanine within the Building at its sole cost and expense, then such addition will not in any event change the square footage of the Building or increase the Base Rent payable by Tenant hereunder.

Landlord will cause the improvements to be constructed in accordance with the Final Plans and Specifications. Landlord will use its best efforts to substantially complete construction of the improvements on or before May 31, 1994, subject to delays caused by the occurrence of events beyond its reasonable control ("Delay Events"), including, without limitation, labor troubles, inability to procure materials, restrictive governmental laws and pronouncements, acts of God, unseasonable weather, Tenant's failure to respond to the drawings, plans and specifications submitted to it for its review and approval within the 15-day period mandated in this Section 2 and Tenant's requested change orders. Upon the occurrence of any Delay Event, the targeted date for the substantial completion of the construction of the improvements will be extended by a number of days equal to the number of days of the delay caused by the occurrence of such Delay Event. For the purposes of this Lease, the improvements will be deemed "substantially completed" on the earlier of: (a) the date on which Tenant occupies the Building for the conduct of its business operations (including, without limitation, the testing of the sorter to be used by Tenant in the Building); or (b) the date on which Landlord completes construction of the improvements in accordance with the Final Plans and Specifications (subject to such punchlist construction items as are mutually agreed upon by Landlord and Tenant) and a certificate of occupancy for the improvements is issued by the appropriate governmental authority, which certificate of occupancy will permit Tenant to operate its business in the normal course. If Landlord fails to substantially complete construction of the improvements on or before October 31, 1994, for any reason other than the occurrence of a Delay Event (as that term is earlier defined in this Section 2), then Tenant will have the right to terminate its obligation under this Lease by delivering written notice of termination to Landlord on or before 30 days after such outside date for substantial completion.

It is possible that the Building may be expanded in the future by the addition of a second phase of the construction ("Future Phase"). Once the plans and specifications for such Future Phase are agreed to by Landlord and Tenant, Landlord agrees to take the following actions: (y) bid the construction of the Future Phase to a list of contractors mutually agreeable to Landlord and Tenant; and (z) price the resulting increase in Base Rent based upon then prevailing financing conditions and the duration of the lease term.

     Section 3.  Lease Term.  The initial term of this Lease will be for a
                 -----------
period of 15 years ("Lease Term"), commencing on the date of the "substantial completion" of the improvements (as that term is defined in Section 2) and ending on the fifteenth anniversary thereof.

     Tenant will have an option to extend the Lease Term for up to two consecutive renewal terms of five years each. Tenant's right to exercise its option to extend the Lease Term for any such renewal term will be expressly conditioned upon both of the following conditions being satisfied with respect to such renewal term: (a) Tenant must give written notice to Landlord of its election to extend the Lease Term for such renewal term at least twelve months prior to the scheduled commencement date of such renewal term: and (b) on the date of the exercise of such option and on the scheduled date for the commencement of such renewal term, the Lease must be in full force and effect without any material default by Tenant thereunder. Tenant's occupancy of the Property during any such renewal term will be upon the same terms and conditions which govern its occupancy of the Property during the Lease Term, except that the Base Rent payable during each such renewal term will be adjusted in the manner hereinafter described in Section 4 to reflect increases in the Consumer Price Index. All references in this Lease to the "Lease Term" will include any renewal term exercised by the Tenant pursuant to this Section 3.

Section 4.  Rent.  The Base Rent payable by Tenant is set forth below:
            -----


                                    PSF        Monthty    Annual
        Lease Period                Base Rent  Base Rent  Base Rent
        -------------               ---------  ---------  ---------

        Years 1 - 5                 $2.81        $29,621   $355,452
        Years 6 - 1 0                3.08         32,467    389,604
        years 11 - 15                3.38         35,630    427,560

The annual Base Rent payable by Tenant during any renewal term exercised by Tenant will be adjusted in the manner hereinafter described to take into
consideration increases in the Consumer Price Index.   The annual Base Rent
payable by Tenant in any renewal term will be an amount equal to the product of the Bass Rent payable by Tenant during the immediately preceding five-year period, multiplied by a fraction having as its numerator the New Index and
having as its denominator the Base Index.   For the purposes of this Lease, the
term "Consumer Price Index" refers to the Consumer Price Index . All items, U.S. City Average for Urban Wage Earners and Clerical Workers, as promulgated by the Bureau of Labor Statistics of the U.S. Department of Labor or if such index
is discontinued, then a comparable successor index.   For the purposes of this
Lease, the "New Index" refers to the most recently published Consumer Price Index as of the first day of the year for which Base Rent is then being computed. For the purposes of this Lease, the "Base Index" refers to the Consumer Price Index published for the month which is 60 months prior to the month of the New Index. Notwithstanding anything to the contrary contained in this Lease, the Base Rent payable by Tenant during any renewal term exercised by Tenant will in no event be less the Base Rent payable by Tenant during the immediately preceding five-year period. For the purposes of this Lease, a "year" refers to each consecutive 12-month period during the Lease Term, with the first such year beginning on the commencement date of the Lease Term and terminating 12 months thereafter.

Each monthly installment of Base Rent will be due and payable in advance on or before the first day of each calendar month during the Lease Term. Each such installment will be paid to Landlord at its address set forth in Section 30 (or such other address as Landlord may designate from time to time). If the Lease Term commences on a day other than the first day at the month or terminates on a day other than the last day of the month, then the installment(s) of Base Rent
for such month(s) will be adjusted accordingly.   If any Installment of Base
Rent is not received within ten days after Landlord by its due date, then a late payment charge of 5% of such past due amount will be assessed and will be immediately due and payable from Tenant. In addition, Base Rent which is more than ten days past-due will thereafter bear interest until paid at a rate equal to 2% over Citibank's published prime lending rate ("Delinquent Rate"). All Installments of Base Rent will be paid by Tenant without demand and without any rights of reduction, counterclaim or offset. Tenant hereby agrees to pay as additional rent any sales, use or other tax (other than income taxes) now or hereafter imposed by any governmental authority upon the rent and other sums payable by Tenant hereunder.

    Section 5.  Net Lease.  It is the intention of Landlord and Tenant that,
                ---------
except as otherwise expressly provided herein, this Lease is a net lease; that is, this Lease shall yield, absolutely net to Landlord, the Base Rent specified in Section 4 hereof in each month during the Lease Term. Except as otherwise expressly provided herein, all costs, expenses and obligations of every kind and nature whatsoever relating to the Property which may arise or become due during the Lease Term in connection with the ownership, use, operation, management, maintenance and repair at the Property will be paid by Tenant and Landlord will indemnified and held harmless by Tenant from and against the same.

   Section 6. Taxes and Expenses.  Tenant will at all times throughout the Lease
              ------------------
Term pay the following expenses (Property Expenses"): (a) all real and personal property taxes, assessments and other governmental impositions and charges of every kind and nature whatsoever, provided, however, that to the extent the real estate taxes on the Property are increased in any one year by more than 10% over the then existing year's taxes solely as a result of Landlord's sale of the Property to a third party, then Tenant will not be liable for the payment of the excess of any such increase over the aforementioned 10% base number; (b) all rents and charges for water, sewer, gas, electricity and other utility services furnished to the Property; (c) all licenses, permit fees and other charges imposed by any governmental or quasi-governmental authority solely with respect to Tenant's use of the Property or Tenants business operations; (d) any assessments or other charges imposed by any landowner's association having jurisdiction over the Property; e) the cost of an annual property management inspection of the Property in an amount up to but not exceeding $ 1,000 per year (Tenant will not, however, be responsible for the payment of any other property management fees); (f) all premiums and other charges related to any insurance related to the Property or Tenant's use thereof which is required to be maintained hereunder; and (g) except as otherwise expressly provided herein, all other costs and expenses of any kind or nature whatsoever. whether foreseeable or unforeseeable, related to ownership, use, operation. management, maintenance, repair of the Property. Tenant will pay all such Property Expenses punctually as and when the some become due and payable so as to avoid the imposition of late charges, penalties or interest thereon. Tenant will have the right at its sole expense to contest the amount of any such Property Expense by legal or administrative proceeding, so long as Tenant takes all appropriate action to insure that no lien is placed on the Property to secure payment of the same. Tenant will also have the right to seek tax abatements, reduction, exemptions and other similar tax relief with respect to the Property and Tenant's business operations. Landlord agrees to permit any applications in connection therewith be filed in its name: provided, however, that Landlord will in no event be obligated to incur any out-of-pocket expenses in connection with any such applications.

    Tenant will provide Landlord with evidence of the payment of any Property Expense within ten days after Landlords written request therefor. The determination of whether any particular Property Expense is attributable to the Lease Term and, hence, is the obligation of Tenant hereunder, will be mode based upon the accrual method of accounting. Notwithstanding anything to the contrary contained in this Lease, Tenant will not be obligated to pay any inheritance, estate, succession, gift, franchise, income or profit taxes that may be imposed on Landlord.

    Section 7.   Maintenance and Repair.  Tenant will at its sole expense
                 -----------------------
maintain the Property in a good condition and order of repair. Except as otherwise expressly provided herein, Tenants maintenance obligation will extend to and include the repair and replacement, if necessary, of all interior, exterior, structural, non-structural and mechanical elements and systems of the Building and all parking areas, sidewalks, landscaping and other improvements associated with the Property. Any repairs or replacements made to the Property by Tenant pursuant to this Section 7 will be made in a good and workmanlike manner with materials at least equal in quality and grade to those originally contained in the Property. Tenant will also be responsible and pay for all landscaping, cleaning, janitorial, snow and ice removal services required to maintain and operate the Property in a reasonable good manner. Notwithstanding anything to the contrary contained herein, Landlord (and not Tenant) will be responsible for any required replacement of the root of the Building (although the repair of the roof will continue to be the obligation of Tenant hereunder). Except as otherwise expressly provided above, Landlord will not at any time during the Lease Term be required to furnish any services or facilities or make any improvements, repairs, replacements or alterations to the Property.

    Section 8.  Use of Premises.  Tenant may use the Property for any lawful
                ------------------
purpose. Tenant will not cause or permit any waste or damage to the Property and will not occupy or use the Property for any business or purpose which is unlawful, hazardous, unsanitary, noxious or offensive.

    Section 9.  Governmental Requirements.  Tenant will at its sole expense
                ----------------------------
comply with all laws and other governmental requirements which are not or hereafter in force pertaining to the Property, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act, the Hazardous Materials Transportation Act, the resource Conservation and Recovery Act, the Water Pollution Control Act and any other federal, state or local law or requirement pertaining to environmental matters. Tenant's obligation under this Section 9 will not extend to: (a) its remedying of any noncompliance which existed as of the commencement of the Lease Term: or
(b) its compliance with any law or other governmental requirement which applies to the ownership of real estate generally and not specifically to Tenant's occupancy or use of the Property.

    Section 10.  Signs.  Tenant may place any sign of advertising material on
                 -----
the Property,. which compiles with the requirements of the industrial park in which the Property is located, as well as those of all applicable governmental authorities.

    Section 11.  Leasehold Improvements.  Tenant may make alterations to the
                 -----------------------
Property without first obtaining Landlord's consent thereto, so long as all of the following conditions are satisfied with respect to each contemplated alteration:

(a) The alteration will not affect the structural integrity of the Building or otherwise diminish the value or marketability of the Property:

(b) The alteration is constructed by Tenant at its sole cost and expense and in a good and workmanlike manner in strict compliance with the requirements of all applicable governmental authorities; and

(c) With respect to any alteration which costs more than $10,000, Tenant shall have first provided Landlord with a complete set of all construction and engineering drawings, plans and specifications for the subject alteration.

     Section 12.  Mechanics Liens.  Tenant will indemnify and hold Landlord
                  ----------------
harmless from any liability or expense associated with its construction of any alteration, addition or improvement to the Property. Tenant will immediately discharge any mechanics lien filed against the Property in connection with any work performed by or at the request of Tenant.

    Section 13.  Assignment and Subletting.  Tenant may not assign the Lease or
                 --------------------------
any part of the Property, without the prior written consent of Landlord. Tenant may sublet all or any part of the Property to any third party, without first obtaining the consent thereto of Landlord, so long as Tenant first notifies Landlord in writing of the identity and proposed use of the subtenant, and Tenant remains fully liable to Landlord under this Lease.

    Section 14. Subordination.  This Lease is subject and subordinate to all
                -------------
mortgages now or hereafter affecting or covering the Property or any part thereof and to all renewals, modifications, replacements or extensions thereof. Tenant agrees to attorn to and recognize the mortgagee or the purchaser at foreclosure sale as Tenant's landlord for the balance of the Lease term. Tenant hereby agrees, however, that such mortgagee or purchaser at foreclosure sale will not be (v) liable for any act or omission of Landlord, (w) subject to any monetary offsets which Tenant might have against Landlord, (x) bound by any rent or additional rent which Tenant may have paid to Landlord for more than the current month, (y) bound by any amendment or modification of this Lease made without its consent, provided Tenant is notified in advance of the existence of the mortgagee and the requirement that the mortgagee must consent to any such amendment or modification, or (z) liable for the return of any security deposit, except to the extent that the security deposit has been transferred to any mortgagee or subsequent purchaser. The aforesaid subordination, nondisturbance and attornment provisions will be self-operative; however, Tenant agrees to promptly execute any other reasonable agreement submitted by Landlord in confirmation or acknowledgment of the same. Tenant's subordination and attornment obligation under the Section 14 will be expressly conditioned upon the mortgagee agreeing to recognize this Lease in its entirety, including, without limitation, all of Tenant's purchase and renewal options hereunder.

    Section 15.  Limitation of Landlord's Personal Liability.  Tenant will look
                 --------------------------------------------
solely to Landlord's interest in the Property for the remediation of any alleged breach of this Lease by or the recovery of any judgment against Landlord; it being the express intent of the parties hereto that neither Landlord, nor any of its shareholders, employees or agents will ever be personally liable for any such remediation or judgment.

    Section 16.  Indemnification and Insurance.  Landlord will not be liable for
                 ------------------------------
and Tenant will indemnify and hold Landlord harmless from any liability or expense associated with any damage or injury to any person or property (including, without limitation, any person or property of Tenant or anyone claiming under Tenant) which arises directly or indirectly in connection with the Property or Tenant's use or occupancy thereof; provided, however, that Tenant will not be obligated to indemnify Landlord as to any liability or expense occasioned by the fault or negligence of Landlord. All property stored or placed by Tenant in or about the Property will be so stored or placed at the sole risk of Tenant.

    Tenant will at its sole expense maintain in full force and effect at all times during the Lease Term: (a) comprehensive public liability insurance for personal injury and property damage with liability limits of not less than $1,000,000 for injury to one person, $2,000,000 for injury from one occurrence and $ an umbrella liability coverage of $4,000,000; (b) fire and extended coverage insurance on the improvements in an amount equal to the full replacement value thereof; and (c) rent loss insurance in an amount equal to six months Base Rent under this Lease. Each insurance policy required to be maintained by Tenant hereunder will name Landlord and such other persons as Landlord may designate as additional insureds and will specifically provide that such insurance policy cannot be terminated without giving at least ten days prior written notice to Landlord. Tenant may maintain the required insurance coverages under a blanket or umbrella policy.

    Landlord will indemnify and hold Tenant harmless from any liability or expense associated with any liabilities, losses, damages, suites, actions, fines, penalties, claims or demands of any kind and asserted by or on behalf of any person, entity, independent contractor or governmental authority arising solely out of the construction activities undertaken by landlord to accomplish the work set forth in the Final Plans and Specifications or the making of any repairs or maintenance by landlord which are required to be performed by its pursuant to Section 2 of this Lease.

    Section 17.  Hazardous Substances.  Tenant will not use, store, generate,
                 ---------------------
manufacture, transport, dispose of or release any Hazardous Substance (as that term is hereinafter defined) in or about the Property, except for immaterial amounts that are exempt from or do not give rise to any violation of applicable law. Tenant agrees to indemnify and hold Landlord harmless from any liability or expense incurred by or claimed against Landlord as a result of Tenant's breach of the covenant contained in this paragraph (including, without limitation, the fees of Landlord's attorneys and consultants and the cost of any required remediation or clean-up). The foregoing covenant will survive the termination of this Lease. For the purposes of this Section 17, the term "Hazardous Substance" means any "hazardous substance", "Toxic substance" (as those terms are defined in the Comprehensive Environmental Response, compensation and Liability Act), "hazardous waste" (as that term is defined in the Resource conservation Recovery Act), polychlorinated biphenyis, asbestos, radioactive material or any other pollutant, contaminant or hazardous, dangerous or toxic chemical, material or substance which is regulated by any federal, state or local law, regulation, ordinance or requirement. To the extent any remediation of any Hazardous Substance is required at the Property as a result of any occurrence which is beyond the reasonable control of either Landlord or Tenant, then the costs of any such remediation will be shared equally by Landlord and Tenant. Notwithstanding anything to the contrary contained herein, Landlord hereby acknowledges and agrees that Tenant will not have any liability for the presence of any Hazardous Substance disclosed in any Phase I environmental assessment report obtained by Landlord prior to its acquisition of the Property, nor will Tenant have any liability for the presence of any Hazardous Substance which was present on or about the Property prior to the date of Tenant's occupancy thereof (unless caused by Tenant's intentional or negligent acts).

    Section 18.  Surrender of Premises.  Upon the termination of Tenant's right
                 ----------------------
of possession under this lease, Tenant will immediately surrender possession of the Property to Landlord in good repair and "broom clean" condition, reasonable wear and tear excepted. Tenant will at the same time remove all of its trade fixtures from the Property. Tenant will promptly repair any damage caused to the Property by the removal of any of such trade fixtures.

     Section 19.  Casualty.   If the Property or the Building is damaged by
                  ---------
fire, explosion, the elements or other causality during the Lease Term so as to render the property untenantable or unfit for the normal operation of Tenant's business and if the Property cannot be repaired within 180 days from the date of the occurrence of such casualty, then the Lease Term will, at the option of Landlord or Tenant by written notice to the other within 30 days from the date of such casualty, cease and become null and void from the date of such damage, and Tenant will immediately surrender the Property and all Tenant's interests therein to Landlord and will pay rent only through the time of such casualty, in which event, Landlord may reenter and repossess the Property thus discharged from this lease and may remove all parties therefrom. Should the Property be rendered untenantable or unfit for the normal operation of Tenant's business, but be repairable within 180 days from the date of the occurrence of said damage, then Tenant will enter and repair the same with reasonable speed and the rent will not accrue after said casualty or while repairs are being made, but will recommence immediately once the said repairs are substantially completed. If the Property is so lightly injured as not to be rendered untenantable and unfit for the normal operation of Tenant's business, Tenant agrees to repair the same with reasonable promptness and in that case the rent accrued and accruing will not cease or terminate. In the event of partial damage to the Property, such that portion of the Property remains tenantable and usable in the normal operation of Tenant's business, the rent will abate proportionately until repairs are substantially completed. Tenant will immediately notify Landlord in the case of fire or other damage to the Property.

     Anything herein to the contrary, Tenant will not be liable for the cost of any repairs in excess of the available casualty insurance proceeds, plus the amount of any deductible, provided that Tenant has fully insured the Property as required by the terms of this Lease. If the amount of the insurance proceeds exceeds the cost of repairs, then any excess will belong to Tenant. If Landlord or Tenant elect to terminate the Lease as provided herein, Landlord will be entitled to receive all of the insurance proceeds. Landlord will make all insurance proceeds payable with respect to the occurrence of such casualty available to Tenant for the purpose of paying the costs (when and as incurred by Tenant) of the reconstruction and repair of the Property.

     Section 20.  Condemnation.  If all or any substantial part of the Property
                  -------------
is taken by or under threat of condemnation so as to render the Property wholly untenantable, then this Lease will automatically terminate as of the date of the vesting of title to such property in the condemning authority. If a taking does not render the Property wholly untenantable, then this Lease will not terminate but will continue in full force and effect in accordance with its terms, except that the Base Rent will be proportionately reduced to reflect the number of square feet, if any, in the Building which was so taken. If any taking does not result in the termination of this Lease, then Tenant will at its sole expense make all repairs to the Property which are necessary to constitute the Property as a complete architectural unit. The proceeds of any condemnation award received by Landlord will be made available by Landlord to reimburse Tenant for the cost of undertaking such work. For the purposes of this Section 20, the Property will be deemed "wholly untenantable" if more than 60,000 square feet of space in the Building is taken by or under threat of condemnation.

     Landlord's and Tenant's respective rights to any award made by any condemning authority will be determined in accordance with applicable law; provided, however, that Landlord's mortgagee will be entitled to be paid in full prior to Tenant receiving any portion of any such award. Except as otherwise expressly provided in Section 20, the occurrence of a taking of any part of the Property will in no event abate or otherwise relieve Tenant from its obligation to pay Base Rent and additional rent and perform its other obligations under this Lease. Landlord will not be liable to Tenant for any inconvenience or interruption to Tenant's business occasioned by any such taking.

     Section 21.  Holding Over.  Tenant will not hold over in its occupancy of
                  -------------
the Property after the expiration of the Leas Term without the prior written consent of Landlord. If Tenant holds over without the prior written consent of Landlord, then Tenant will pay of the Base Rent then in effect for each month during the entire holdover term, in an amount equal to the product of the Base Rent payable by Tenant during the immediately preceding five-year period, multiplied by a fraction having as its nominator the New Index and having as its denominator the Base Index (as those terms are defined in Section 4 of this Lease). Any holding over with the prior written consent of Landlord may thereafter be terminated at any time by either Landlord's or Tenant's delivery to the other party of a 60-day prior written notice of the termination of such holdover. Tenant will be entitled to the peaceful and quiet enjoyment of the Property at all time during the Lease Term (and any renewal or extension thereof), so long as Tenant is not in default in the performance of its obligations thereunder.

     Section 22.  Default.  If Tenant fails to pay any installment of Base Rent
                  --------
or any other sum payable by it hereunder within ten days after the date when due, or if Tenant defaults in the performance of any of its other obligations under this Lease and such default continues for 30 days after written notice thereof is given to Tenant, the, in addition to any other legal rights and remedies available to Landlord at law or in equity, Landlord may; (a) terminate this Lease and declare immediately due and payable the present value of all Base Rent and other sums payable over the remainder of the Lease Term, discounted at a rate equal to the Delinquent Rate; or (b) reenter and attempt to relet the Leased Premises without terminating this Lease, in which event Tenant will remain obligated to pay to Landlord any deficiency between all sums payable by Tenant pursuant to this Lease and any sums collected by Landlord from any reletting of the Property (net of any sums paid by landlord in connection with such reletting, including, without limitation, leasing commissions, attorneys' fees and the cost of any improvements made to the Property). Landlord will also have the right to take any action which it deems necessary or appropriate to remedy Tenant's nonperformance, without any such action by Landlord being construed as a curing or waiver by Landlord of Tenant's nonperformance. Any expenses incurred by Landlord in taking any such action will be immediately due and payable by Tenant to Landlord, together with interest thereon until paid at the Delinquent Rate. In the event of a default by Tenant hereunder which leads to Tenant's eviction from or vacation of the Property, Landlord agrees to use its best efforts to re-lease the Property.

     Section 23.  Prevailing Party's Fees.  If any legal action is commenced by
                  ------------------------
either Landlord or Tenant, to enforce its rights hereunder, then all attorneys' fees and other expenses incurred by the prevailing party in such action will be promptly paid by the non-prevailing party. The prevailing party will be the party that is awarded 1005 of its demands.

     Section 24.  Successors and Assigns.  This Lease will be binding upon and
                  -----------------------
inure to the benefit of the successors and assigns of Landlord and the successors and permitted assigns of Tenant.

     Section 25.  No Waiver.  No waiver of any covenant or condition of this
                  ----------
Lease by either party will be deemed to constitute a future waiver of the same or any other covenant or condition of this Lease. In order to be effective, any such waiver must be in writing and must be delivered to the other party to this Lease.

     Section 26.  Brokerage Commissions.   Each of Landlord and Tenant hereby
                  ----------------------
represents and warrants that it has not dealt or consulted with any real estate broker or agent in connection with this Leas other than those real estate brokers and agents specifically identified in the Agency Disclosure Statement attached hereto as Exhibit C. Each of Landlord and Tenant agrees to indemnify and hold the other harmless from and against any liability or expense occasioned by its breach of the foregoing representation and warranty. Landlord will pay those real estate brokers and agents specifically identified in the Agency Disclosure Statement attached hereto as Exhibit C.

     Section 27.  Reasonableness of Consent.  Landlord will not unreasonable
                  --------------------------
withhold or delay any consent or approval which is required to be given by it pursuant to the terms of this Lease.

     Section 28.  Amendment.  This Lease may not be amended except by a written
                  ----------
instrument signed by both Landlord and Tenant.

     Section 29.  Governing Law.  This Lease will be governed by and construed
                  --------------
in accordance with the laws of the State of South Carolina.

     Section 30.  Notices.  All notices required or permitted to be given under
                  --------
this Lease must be in writing and must be delivered to Landlord and Tenant at their addresses set forth below (or such other address as may hereafter be designated by such party):

If to Landlord:    Pizzuti Equities Inc.
                   Suite 1900
                   250 East Brood Street
                   Columbus, Ohio 43215
                   Attention: Richard C. Daley

If to Tenant:  Devon Industries Inc.
               9230 Desoto Avenue
               Chatsworth, CA  91311

Any such notice must be personally delivered or sent by either registered or certified mail or overnight courier.

     Section 31.  Option to Purchase.  Tenant will have the option to purchase
                  -------------------
the Property at the following times for the following cash purchase prices:

          Date of Purchase    Per Square Foot Price
          ----------------    ---------------------

          Upon substantial completion    $28.15
          of Improvements

          At end of Year 1                28.66

          At end of Year 2                29.58

          At end of Year 5                30.65

The purchase price set forth above with respect to Tenant's purchase of the Property presumes that Tenant will assume all existing obligations or options with respect to any mortgage financing on the Property. Tenant will exercise such option, if at all, by delivering written notice of exercise to Landlord no later than 90 days prior to the scheduled date of purchase noted above.
Tenant's purchase of the Property will be closed on the date noted above by Tenant's payment to Landlord of the purchase price in cash and Landlord's execution and delivery to Tenant of a warranty deed for the Property. Tenant's purchase of the Property will otherwise be governed by the terms and conditions set forth in the standard form of purchase agreement which is attached hereto as Exhibit C.

Tenant will also have a right of first refusal to purchase the Property. If Landlord receives a bona fide offer ("Competing Offer") to purchase the Property at any time during the Lease Term, then Landlord will give Tenant written notice of the existence and terms and conditions of such Competing Offer. Tenant will than have ten days in which to exercise its right of first refusal to purchase the Property by delivering written notice of exercise to Landlord. If Tenant so exercises its right to purchase the Property , then Tenant's purchase of the Property will be upon all of the same terms and conditions as are contained in the Competing Offer. If Tenant fails to properly exercise its right of first refusal within the aforementioned ten-day period, then Tenant will be deemed to have elected not to purchase the Property and Landlord will be free to sell the Property to the person making the competing Offer. Tenant's right of first refusal hereunder will be further conditioned upon this Lease Agreement being in full force and effect without any default on the part of Tenant on the date of Tenant's exercise of such right of first refusal.

     Section 32.  Financial Covenant.    Tenant agrees that it will at all times
                  ------------------
during the Lease Term maintain a net worth (calculated in accordance with the generally accepted accounting principles) of not less than $3,000,000. If Tenant's net worth ever falls below $3,000 000, then Tenant will promptly notify Landlord of such state of affairs and, within ten days, after the date on which Tenant's net worth falls below such amount, Tenant's controlling shareholder, Dan Sandel, will be required to make the necessary equity contributions to bring Tenant's net worth back to not less than $3,000,000. Dan Sandel is joining in the execution of this Lease Agreement for the sole purpose of acknowledging and confirming the equity contribution commitment owed by him to Landlord under this
Section 32.

In addition, Tenant will provide Landlord with Tenant's true, accurate and complete financial statements (including a balance sheet and income and loss statement) on an annual basis. Such financial statements will be provided to Landlord within 60 days after the end of each of Tenant's fiscal year during the Lease Term. Tenant will also provide Landlord with Prompt written notice of the existence of any material change in any of the terms governing the provision of deft financing to Tenant.

     Section 33.  Exhibits.  All exhibits referred to in this Lease are
                  ---------
incorporated herein by such reference.

Landlord and Tenant have executed this Lease as of the date specified in the first page of this Lease.

Signed and acknowledged in the presence of:

                                        LANDLORD:
                                        Pizzuti Equities Inc.

_________________________

_________________________               By  ___________________________
                                            (Name)                 (Title)


                                        TENANT:
                                        Devon Industries Inc.

_________________________

_________________________               By  ____________________________
                                            (Name)                 (Title)


Dan Sandel, the controlling shareholder of Tenant, is executing this Lease for the sole purpose of acknowledging and confirming his equity contribution commitment pursuant to Section 32 of this Lease.

_________________________

_________________________               _________________________
                                        Dan Sandel

State of  __________
County of __________

     Before me, a notary public in and for said state and county, personally appeared __________, the __________ of Pizzuti Equities Inc., the Landlord in the foregoing Lease, who acknowledged the signing of the Lease to be his or her free act and deed on behalf of the Landlord.

Date:  __________             ___________________
                              Notary Public

                                   EXHIBIT A
                                   ---------

                                      LAND


  All that certain piece, parcel or tract of land lying, being and situate in TechPark Area II, in the City of Rock Hill, York County, S.C., and being more particularly described as follows: Beginning at an iron on the Southern edge of 100 foot right of way for TechPark Boulevard (at a point 650 feet Southwest from the center line of S.C. Highway #21 By-Pass) at its intersection with the Western edge of variable width right of way for Lakeshore Parkway, and running thence with the Western edge of Lakeshore Parkway (R/W is 11 feet off back of curve) as follows: S. 05 11 28 E. 59.81 feet to a point; S. 03 37 42 E. 61.17 feet to a point; S. 05 19 09 E. 65.05 feet to a point; S. 08 08 55 E. 76.55 feet to a point; S. 10 52 30 E. 70.32 feet to a point; S. 13 00 53 E. 59.31 feet to a point; S. 15 06 05 E. 6.01 feet to an iron; S. 15 06 05 E. 59.80 feet to a point; S. 17 42 39 E. 72.04 feet to a point; S. 19 54 55 E. 78.74 feet to a point; S. 20 53 31 E. 57.98 feet to a point; S. 21 02 10 E. 98.04 feet to a point; and continuing with the line of Lakeshore Parkway S. 20 28 52 E. 138.05 feet to an iron, (for a total distance along Lakeshore Parkway of 903.17 feet); thence with the new division lines through property of the City of Rock Hill as follows: S. 66 44 32 W. 583.78 feet to an iron; thence N. 61 48 28 W. 31.22 feet to an iron; thence N. 04 20 00 W. 165.82 feet to an iron; thence N. 26 17 41 W. 207.26 feet to an iron; thence N. 02 22 23 W. 212.34 feet to an iron; thence N. 10 35 04 W. 165.24 feet to an iron; thence N. 67 59 04 E. 181.98 feet to an iron; thence continuing with the new division line through property of the City of Rock Hill N. 07 53 11 W. 185.40 feet to an iron rear corner of property now or formerly of Tuttle; thence with the line of said property N. 56 15 15 E.
243.52 feet to an iron on the Northern side of the end or Western terminus of TechPark Boulevard; thence with the end or terminus of said street S. 33 44 45
E. 100 feet to an iron on the Southern edge of TechPark Boulevard; thence with the Southern edge of said street N. 56 15 15 E. 100 feet to the beginning; containing 11.09 acres, more or less, the fore going description being in accordance with two plats, showing a 3.95 acre, more or less, tract, and a 7.14 acre, more or less, tract, both entitled "Plat of Property of L'Arome (USA) Inc., TechPark, Portion of Tract C, Area II," by Williams Engineering, Inc. dated October 31, 1989.

EXHIBIT B


                           PRELIMINARY SPECIFICATIONS
                           --------------------------

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993



                            INDEX TO SPECIFICATIONS

        Job Personnel...........................................  100.00
        Project Mobilization....................................  130.00
        Project Clean-up........................................  140.00
        Permits, Fees, Taxes....................................  153.00
        Insurance...............................................  154.00
        Architecture & Engineering..............................  155.00
        Site Clearing & Grading.................................  200.00
        Structural Excavation...................................  220.00
        Site Drainage & Underground Utilities...................  250.00
        Site Improvements.......................................  260.00
        Landscaping.............................................  280.00
        Precast Concrete Exterior Wall/Foundation Wall Systems..  300.00
        Foundations.............................................  310.00
        Interior Concrete Slabs.................................  320.00
        Building System.........................................  500.00
        Miscellaneous & Ornamental Metals.......................  550.00
        Building Insulation.....................................  730.00
        Thermal & Moisture Protections..........................  780.00
        Exterior Doors, Frames & Hardware.......................  800.00
        Specialty Doors.........................................  830.00
        Office Finishes.........................................  900.00
        Loading Dock Equipment (Levelers)....................... 1185.00
        Plumbing................................................ 1500.00
        Fire Protection......................................... 1550.00
        Heating, Ventilating & Air Conditioning................. 1560.00
        Electrical.............................................. 1600.00
        Qualifications & Exclusions............................. 1700.00

Devon Industries
Rock Hill, South Carolina
September 21. 1993
October 13, 1993
December 16, 1993

                                                                   Page 100.00-1


JOB PERSONNEL

Contract Manager
----------------

A full time Contract Manager will be assigned to your project. He will be responsible for your total project execution, including but not limited to the followings

1.   Reviews construction documents in preconstruction phase.
2.   Assists in preparation of project bid packages
3.   Develops subcontractor/supplier schedule of values and breakdown of work
4.   Assists in analysis of bids received
5.   Assists in preparation of subcontractor/supplier contracts
6. Supervises all project construction activities and has responsibilities for quality of work and meeting job schedule.
7.   Schedules and expedites subcontractors, suppliers, equipment and materials.
8.   Creates master project schedule.
9.   Inspects accuracy of project cost coding as required.
10.  Monitors project costs - spot labor, subcontractors and suppliers.
11.  Responsible to jobsite record drawings, development and maintenance.
12.  Updates project construction schedules.
13.  Maintains daily project log with all project detail.
14.  Schedules inspections with building authorities.
15.  Leads prejob, scheduling and project progress meetings with subcontractors.
16. Inspects subcontractors'work for compliance with contract documents and quality
17.  Controls and coordinates subcontractor/supplier change orders.
18. Responsible to insure daily cleanings by subcontractors to create and maintain project site in a clean and safe condition.
19.  Expedites material and deliveries after purchase orders have been issued.
20. Purchases material required in the field for miscellaneous and general condition activities.
21.  Responsible for checking material quantities delivered to project.
22.  Maintains good customer and tenant relationships during construction.
23. Coordinates client prime change orders and work charges that are done on a time and material basis.
24.  Advises client of project progress at weekly Owner meetings.
25.  Assists in updating estimating unit costs and man-hours when required.
26. Reviews and analyzes job costs during construction, on a cost to complete basis.
27.  Reviews overall project financial status reports.
28. Makes field studies to improve construction procedures, reduce costs and increase quality.
29.  Responsible for overall jobsite safety compliance.
30.  Reviews and insures corrective action is taken on accident reports.
31. Periodically tests electrical cords and power tools for electrical ground fault interruption (GFI).
32. Reviews monthly subcontractor billings and approves same for inclusion in monthly draw requests.
33.  Responsible for "as built' record drawings when project is completed.
34. Responsible for preparation of project 'Operations and Maintenance" manuals for delivery to Owner at project substantial completion and turnover to Owner.
35. Responsible to self-inspect and create detailed project punch lists for completion prior to project walk through with Owner.
36. Responsible for on-time, at budget and at the desired quality completion of the project.
37.  Performs other duties as directed.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993


                                                                   Page 100.00-2


Project Executive
-----------------

The Contract Manager will report directly to the Project Executive. The Project Executive, who is an executive officer of EXXCEL Contract Management, Inc., will have total project control, and act as liaison between field, office, Architect and Owner and perform the following:

1.   Coordinate and be responsible for all construction activities.
2.   Review construction documents for completeness in preconstruction phase
3.   Review project cost estimates in preconstruction phase.
4.   Communicate most efficient construction techniques to project Contract
     Manager.
5. Review project construction schedules, and assist in expediting project productivity to make up any schedule problems.
6.   Control change order procedures and prime change orders.
7.   Coordinate suppliers and subcontractors with Contract Manager.
8.   Review job start-up package with Contract Manager.
9.   Set up and implement company safety program.  Inspect compliance at site.
10.  Receive, review and approve paperwork from field as required.
11. Continually inspects for problems of safety, cost, schedule and quality, and implement solutions to same.
12.  Resolve any project disputes with subcontractors and suppliers.
13. Schedule and complete final punch lists and obtain customer signature on completion forms.
14.  Review ail approved invoices for payment.
15.  Review monthly project draw requests.
16.  Approve disbursing schedules to release funds.
17.  Conduct prejob conference.
18.  Attend weekly project and Owner meetings.
19.  Perform other duties as directed.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December,16, 1993
                                                                   Page 130.00-1

PROJECT MOBILIZATION

A temporary construction office will be set up on the site as soon as conditions permit. Arrangements shall be made to maintain office and safety supplies.

Construction progress photos will be taken through construction duration.

Temporary electric service, water service, telephone service and sanitary facilities will be provided as appropriate.

Other facilities, such as storage trailer and site protection, will be provided in order to facilitate construction activities.

It is our intent to erect a project sign identifying our participation on the project and Owner or occupants of the Building. Any additional signs required by the Owner or the financial institution providing financing will be an additional cost to the Owner.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993
                                                                   Page 140.00-1


PROJECT CLEAN-UP

The project will be monitored to insure daily cleanup by subcontractors working on the site.

Streets will be periodically machine cleaned as needed.

Paved parking areas will be machine cleaned or power washed clean as required upon project completion.

Concrete floors will be machine power buffed in two (2) directions at completion and vacuumed clean.

At the completion of the work, all systems will be cleaned and tested for proper operation. During the work, various segments of the systems will be tested for proper workmanship as required by building codes and good construction practice.

At the completion of the work, the premises will be swept broom-clean.

All construction rubbish, packing and similar materials resulting from construction efforts YAII be remo ved from the site on a weekly basis.

Devon Industries
Rock Hill.  South Carolina
September 21, 1993
October 13, 1993
December 16, 1993
                                                                   Page 153.00-1
PERMITS, FEES & TAXES

The plans will be reviewed by all governing agencies to ensure acceptance and code compliance, and to obtain the required building permits. In the event a governing agency requests changes in the specifications and design which result in increased construction costs, the Owner may, at its option, issue a prime change order to cover such additional costs or revise construction documents to reduce costs to offset the increases.

We will obtain all other necessary permits and licenses required for construction of this project such as building and utility permits. The costs of such permits and licenses are included in our proposal. Obtaining an occupancy permit will be our responsibility.

Sales and/or use taxes are included in our proposal.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993


                                                                   Page 154.00-1


SUMMARY OF INSURANCE COVERAGE


Comprehensive General Liability Insurance
-----------------------------------------

           Terms:         $1,000,000 General Aggregate
                          $1,000,000 Personal & Advertising Injury
                          $1,000,000 Each Occurrence

Umbrella Insurance
------------------

           Terms:         $2,000,000 Each Occurrence
                          $2,000,000 Aggregate

Commercial Auto
---------------

           Terms:         $1,000,000 Combined Single Limit
                          - Bodily Injury
                          - Property Damage Liability

Worker's Compensation and Employee's Liability
----------------------------------------------

           Terms:         $500,000 Each Accident
                          $500,000 Disease Policy Limit
                          $500,000 Disease-Each Employee

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993

                                                                   Page 155.00-1


ARCHITECTURE & ENGINEERING


The architectural design of the building shall be provided by a licensed architectural firm.

Each area of this project including, but not limited to, soils, structure, mechanical and electrical design, will be engineered by professionals registered in the State of South Carolina, who will make checks on the design-and construction as needed.

Drawings will be adequate for the purposes of obtaining building peffnits and properly defining the work to the various crafts employed on the project.

During the preparation of drawings and specifications and during the progress of the work, we may also employ the services of other consultants whom we consider appropriate, such as land surveyors, geotechnical experts, concrete testing laboratories.

At the conclusion of the project, a set of "As-Built" record drawings will be fumished to the Owner. The original tracings will be retained by the architect. A reproducible set of sepia mylars will be retained by the architect, and in our files. The Owner may purchase a reproducible sepia mylar set.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993
                                                                   Page 200.00-1


SITE CLEARING & GRADING


The finished floor elevation has been determined to minimize grading and to provide for a balancing of earthwork cut and fill. Fine grading will be limited to areas under slabs and roadways. The final finish floor elevation may be adjusted up or down to facilitate a balanced site.

Any excess topsoil will be wasted in mounded areas on site. The Owner shall make available an area on an adjacent site for stockpiling of excess topsoil.

It is assumed that grading can be accomplished by normal machine methods. If rock is encountered, the cost of its removal will be billed as an extra to our base proposal. Initial soils test indicated that no rock is present.

Site work for utilities is included on-site for the building and parking areas only.

Trees and on-site vegetation will be removed when required. Trees and stumps will be burned as soon as possible. Stumps will be buried in borrow pits on site under mounds and berms.

Erosion control will be provided. Cut, fill and compaction work to construct the building pad, parking areas and landscape areas is included.

Machine work to dry high moisture content soils or lime stabilization is not a part of the work and is excluded.

All remaining disturbed areas of the site will be covered with 6" of topsoil and fine graded.

Soil poisoning is not included.

It is assumed that clearing and grubbing will be limited to a three (3) acre area.

The existing asphalt access drive, concrete truck maneuvering lane, and asphalt upper parking area affected by the building addition and dock area limits wiii be demolished.

Grading will be performed to relocate a portion of the south spoils pile affected by the buiiding expansion. T77e existing spoils pile shall remain.

Devon Industries
Rock Hill.  South Carolina
September 21, 1993
October 13, 1993
December 16, 1993

                                                                   Page 220.00-1

STRUCTURAL EXCAVATION

Excavation for foundations, pits and utility trenches will be made as necessary.

The removal of surface storm water from excavations is included in our proposal.

Backfill on the inside of foundation walls and at utility lines beneath exterior paving will be suitably compacted with granular material to minimize settlement.

Excavation spoils will be wasted on-site in berrns.

An independent testing laboratory will be employed during earthwork operations at the owners expense to monitor compaction of fill materials.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993
                                                                   Page 250.00-1

SITE DRAINAGE & UNDERGROUND UTILITIES

The existing fire hydrant loop will be extended and three (3) additional fire hydrants will be added.

The existing water service line to the building will be extended a maximum of 100'.

Tie into existing gas service piping is included.

The existing on-site sanitary sewers will not be affected.

A complete underground storm water control and removal system will be revised to accommodate the new construction. The existing storm sewer system in the affected construction area will be demolished.

Storm water detention will be provided by ponding designed within paved areas.

Telephone service conduit will be provided.

Primary electrical service will be tied into and extended from the existing services.

It is assumed that all utilities which are being tied into are sized adequately for the new building addition.

All roof drainage will be performed via building perimeter scuppers/downspouts. All downspouts will empty onto splash blocks.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993

                                                                   Page 260.00-1

SITE IMPROVEMENTS

Concrete Paving
---------------

Concrete paving for dock area will be 6" thick with 4" gravel base and extend 50' from dock face for a width of 195'.

The slabs will be placed over property compacted subgrade and brought to fine grade with clean granular material.

Concrete used will have 4,000 psi compressive strength in 28 days.

Concrete finish will be a broom finish pitched for drainage to storm drainage basins at a minimum 1 % slope.

9, 750 sqft. (50'x 195') of 4,000 psi concrete truck paving with 6" x 6" x 1 0/1 0 wire mesh reinforcing on compacted subgrade is included. Refer to Page 1800.00-1 for further definition of the concrete paving work.


Concrete Sidewalks
------------------

Sidewalks will be generally 6' wide, 4" thick, broom finished concrete, placed over suitably compacted subgrade, fine graded with clean granular material. Expansion joints will be suitably placed to minimize cracking at approximately 10'-0" +/- on center as construction requires.


Concrete Curbs
--------------

18" concrete curbs and gutter will be provided at the perimeter of all paved areas. Refer to Page 1800. 00-1 for further definition of the curbing work.


Bituminous Paving
-----------------

2,008 sq. yds of heavy duty bituminous paving for truck court area shall be placed over property compacted subgrade. 6" aggregate base with a 2" binder and 1" of type "F" topping. Refer to Page 1800. 00-1 for further definition of paving work.



Miscellaneous Site Concrete
---------------------------

Stoops will be provided at all exit doors not otherwise served by sidewalks or paving.
Down spout water flow energy dissipation pads 3'-0"' x 3'-0" x 4" thick will be provided at any downspouts not draining into underground stoffn system.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993
                                                                   Page 280.00-1
LANDSCAPING - LAWNS, PLANTINGS AND IRRIGATION

Landscaping and an irrigation system will be provided on a design/build basis. An allowance of $15,000.00 has been included for landscaping, plantings, seeding and irrigation. This includes the cost to remove and relocate the planting areas affected by the building expansion. Refer to Page 1700.00-1 for further definition.

All areas disturbed by construction operations will be prepared and re-seeded with turf grass.

Devon Industries
Rock Hill.  South Carolina
September 21, 1993
October 13, 1993
December 16, 1993

                                                                   Page 300.00-1


PRECAST CONCRETE EXTERIOR WALL/FOUNDATION WALL SYSTEM

The exterior wall system for the facility will be precast cored slab concrete panels, installed vertically. Panels will be one piece, full height.

The concrete strength used to fabricate the panels will be as required by the final panel structural design. Panels will be 8 nominal thickness.



The exterior panel surface will be a light raked finish with horizontal reveals to be similar to the existing facility.

Provide reveals on new walls on the east and west elevations. The south wall shall be a standard flush precast panel similar to the existing south wall with intention of future expansion.

The precast on the east and west building elevations shall be stained to match the existing brick surfaces.

All panel joints on the exterior wall surface will be sealed with backer rod and the joint caulked for appearance and weather tightness.

Precast panel finish will be smooth at dock shelter areas and below dock shelter to grade to allow easy installation of shelters and future dock locks.

Panel bases will be aligned and positioned straight, and held in position by non-structural alignment dowels and structural grout.

Panels will have embed weld plates at vertical side joints, welded together to provide structural connection to resist lateral loads.

Interior panel finish will be a smooth steel formed finish.

The advantage of this approach is two fold. First, since the panels are manufactured inside a building and shipped to the site, the quality of the panels is greater than site cast. The most important advantage of this approach is that the interior floors need not be poured until after the roof and walls of building are constructed. When the site cast approach is utilized the floor slabs are placed first to provide a casting bed for wall panels. Placing the floor slabs without the protection of roof and walls greatly reduces the quality of the floor.

Precast panels below dock pits shall be grouted solid. Precast cores at dock shelter bumper guards will be grouted solid.

The cored construction of the precast wall panels also are foam insulation filled in the precast subcontractor's storage yard, prior to delivery to the site, resulting in a wall panel with an R=8.

Devon Industries
Rock Hill.  South Carolina
September 21, 1993
October 13, 1993
December 16, 1993



                                                                   Page 300.00-2



A parapet will extend along the east and west elevations.

Refer to Page 1800.00-1 for further definition of precast upgrade on the east and west building elevations.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993
                                                                   Page 310.00-1
FOUNDATIONS

Exterior wall reinforced concrete trench foundations shall extend below the frost line. We assumed 3,000 psf soil bearing can be obtained at that level. Foundations will be properly engineered with suitable steel reinforcing for the loads imposed by the structure and its attendant live, wind, dead and other loads.

Concrete used in foundations will attain 3,000 psi compressive strength in 28 days.

Interior.building columns shall be supported by steel reinforced concrete pad footings.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993

                                                                   Page 320.00-1

INTERIOR CONCRETE SLABS

Interior concrete slabs will be 6" thick, unreinforced concrete. Concrete compressive strength will be 4,000 psi in 28 days. Construction joints will be placed to optimize flatness and levelness.

A floor flatness rating of FF25 will be achieved as measured by the Face Floor Flatness Profile Number System. This system provides analytical guidelines for floor surface definition and control. The system evaluates the floor curvature (waviness, flatness) and inclination (tilt or levelness).

(NOTE:, An FF of 25 is similar to 1/4" In 10'-0" and an FF of 50 is similar to 1/8" in 10'-0"')


INTERIOR CONCRETE SLAB FINISH

Slab finish will be a hard troweled finish. A water soluble Sonosil cure and seal will be applied to newly placed concrete.

The first 24'-0" of dock area slab will be reinforced with sheet mesh along the full face of the dock area.

Floor slabs will be maintained in as clean a condition as possible during construction.

All machines used for construction activities will be diapered to prevent oil dripping on to the slab and staining the slab.

All rubber tires on equipment on the slab will be wrapped in burtap or taped to prevent marking of the slab.

Slabs will be sawcut at all grid lines and at approximately 15'-0" +/- on center in both directions, 1-1/2" deep in center bay, 3/4" deep elsewhere.

Column diamonds will be utilized to minimize cracking of slab at columns due to differential movement.

Construction joints at non-dock areas will always be at column lines, where minimal traffic will occur.

Interior floor slabs will be power machine cleaned and then treated with a Lapidolith hardener/antidusting product or equal.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993
                                                                   Page 500.00-1
BUILDING SYSTEM - CONVENTIONAL STEEL BUILDING SYSTEM

Building System Components
--------------------------

This system will be designed by a structural steel engineer to provide optimum value.

The roof covering shall be single ballasted EPDM over 20 gauge roof deck.

This building is equipped with all necessary scuppers, expansion joints, transition flashings and downspouts.


Structural Systems
------------------

General
-------

The building's framework shall consist of structural steel plate beam and column interior main frames.

Components and fasteners of systems shall be marked and installed as indicated on erection drawings and/or applicable Specifications.

Erection drawings shall carry the stamp of a Registered Professional Engineer.


Dimensions
----------
Bar Joist lengths as required to match bay spacing.

Roof slope shall be 1/8 : 12.

Building height shall be approximately 33'-8" with a clear height of approximately 30' at the lowest interior structural point.

Bar joists vertical depth will be approximately 25.25".


Structural Design
-----------------

Vertical loads shall be supported by roof deck on bar joists which shall be supported by steel interior frames and load bearing walls.

Lateral wind load resistance shall be provided by the roof deck diaphragm to transfer the loads to the foundations. The loads will be transfer to walls in shear and will be removed at the truss locations. Note this is only the transfer of longitudinal shear to the wail panels. The wind forces against side wall known as transverse forces will be resistal by the rigid frames.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993

                                                                   Page 500.00-2


All structural mill steel sections or welded-up plate sections shall be designed in accordance with AISC "Specifications for the Design, Fabrications, and Erection of Structural Steel for Buildings". All cold-formed steel structural members shall be designed in accordance with AISI "Specifications for the Design of Cold-Formed Steel Structural Members".

The following loads applied to the building system will be in accordance with the latest edition of the Southern Building Code.


Roof Loads
----------

The primary structure shall sustain within the stress limitations of the SBCC1 all "dead loads" including built-up roof plus a ground snow load less allowable reductions.


Collateral Loads
----------------

The structural shall sustain all dead and live loads plus a three (3) pound per square foot collateral load applied to all structural members with no tributary area reductions.


Wind Loads
----------

The building shall sustain wind loads in accordance with the SBCC1 criteria using a basic wind speed of 80 mph and an exposure factor of B.


Primary Framing
---------------

Interior steel frames shall consist of not rolled or welded-up plate sections. Columns shall be constant depth sections. Members shall have necessary plates and stiffeners factory welded and punched for primary and secondary structural bolted connections. Connection bolts shall be high strength without washers and shall be tightened by turn-of-the-nut method.

Load bearing concrete endwalls shall be designed with embed plates to support endwall rafter beams.

Structurals
-----------

Components shall be factory welded, open web, plane trusses. Top and bottom chord shall be hotrolled steel angle. The web diagonals shall be continuous round bar, tube steel or angles. All connection holes shall be factory punched.

Deflection due to design live load shall not exceed 1:240.

All concentrated loads shall be reviewed by the manufacturer.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993


                                                                   Page 500.00-3


Welding
-------

Factory welding procedure, operator qualifications and welding standards shall be in accordance with American Welding Society structural welding code.

Field welded connections shall be performed by certified welders in accordance with AWS.


Structural Painting
-------------------

Prior to painting the fabricator shall clean the steel of loose rust, loose mill scale, dirt and other foreign material. Unless otherwise specified, the fabricator shall not sandblast, flame clean, or pickle prior to painting. The fabricator shall then factory coat all steel with one coat of gray primer paint formulated to equal or exceed the performance requirements of Federal Specification TT-P-636.


Metal Decking
-------------

Roof decking shall be 20 gauge factory painted gray. All exposed welding bums, at both the top and bottom sides of the metal deck will be touched up to match the shop coat following erection. Roof decking materials will be provided and installed as required by Industrial Risk Insurers, Underwriters Laboratories and Factory Mutual.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993
                                                                   Page 550.00-1
MISCELLANEOUS & ORNAMENTAL METALS

Door Guard Posts
----------------

All dock doors and man doors vail be protected with steel guard posts on each side to minimize damage to door jambs. They will be 6" in diameter extending 42" above grade and 42" below the grade and will be filled with concrete. These guard posts will be painted with Federal Safety Yellow paint as approved by OSHA.


Dock Pit Edge Angles
--------------------

Dock pit steel edge angles will be provided.

Dock bumper embed attachment plates will be provided.


Hand and Guard Rails
--------------------

Hand and guard rails will be provided at all exit stairs.


Protective Guards
-----------------

Guards will be provided at all sprinkler system test drains occurring at dock side wall.

Devon Industries
RoCk Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993

                                                                   Page 730.00-1
BUILDING INSULATION

System Building's Insulation
----------------------------

Roof Areas                  1-1/2" isocyanurate rigid insulation

Precast Panels              2" rigid insulation

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993
                                                                   Page 780.00-1

THERMAL AND MOISTURE PROTECTION

Insulation
----------

Insulation of the entire facility will be as required to conform with energy conservation outlined in ASHRAE 90A and/or 90B and local or state requirements.

Roofing
-------

The roof vail be insulated with a minimum 1.6" of Manville R-11.1 poly-isocyanurate insulation board (or equal). The roof shall have ten (10) lbs per sq.ft. of stone ballast.

Roofing shall be EPDM single ply membrane .045 inches in thickness by Carlisle Manufacturing or equal, installed as recommended by the manufacturer. Roofing will be covered by the manufacturers standard ten (1 0) year guarantee.

The roofing system will consist of components manufactured by the same manufacturer. The roofing system is designed to be free of leaks at all times and designed and installed to prohibit standing water at any.location on the roof.

The entire roof system shall consist of the following:

a.   That which is described above.
b.   Expansion joint curbs and nailers.
c.   All necessary cant strips.
d.   Drain lead and lead flashings at soil pipes.
e.   Pitch pockets at small pipe penetrations.

The roofing installation will conform to the following conditions:
a.     The current edition of the "National Roofing Contractors Association"
(NRCA) publications.

Gutters/Downspouts/Flasings
---------------------------

Provide gutters and downspouts at east/west building elevations.
Provide aluminum downspouts as required by code for positive drainage.
Install gutters with metal strap hangers at 2'-0" on center maximum.
All aluminum components shall be fumished with baked on acrylic enamel finish. Sheet metal coping to be .032 aluminum with factory Kynar finish.
Skylights
---------
Provide (10) 4 x 8, double dome, white acrylic skylights.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993
                                                                   Page 800.00-1
EXTERIOR DOORS, FRAMES &, HARDWARE

Hollow metal frames will be used throughout this project. These frames will be consistent in manufacturer and design to provide a continuous appearance. FAerior wall frames shall be of welded construction. Exterior frames shall be grouted in place in addition to mechanical fasteners.

Insulated metal doors will be used as exterior exit doors and will be provided with ail hardware, closers and rain caps. Quantity includes seven (7) total.


INTERIOR DOORS, FRAMES & HARDWARE

Interior door frames shall be knock-down type painted hollow metal. Doors at high impact warehouse or manufacturing areas shall be painted hollow metal. Hardware shall be standard commercial grade, brushed stainless steel, ADA lever handles, 1-1 /2 pair hinges per door, closers by LCN or equal on rated doors and doors with push pulls. Kick plates, stops, astragies and mutes will be provided, where appropriate.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993
                                                                   Page 830.00-1

SPECIALTY DOORS

Overhead Dock Doors
-------------------
Twelve (12) overhead dock doors will be provided 9'-0"xl0'-0" vertical rising type with 10,000 cycle tension springs. Overhead doors will be manually operated, sectional type, insulated and fabricated from 24 gauge steel with steel back, and include center lift handle, both side rail security latches, knotted pull down ropes, weather seals, 2" tracks and rollers and continuous aluminum angle step ledge to assist closing.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993

                                                                   Page 900.00-1


OFFICE FINISHES

A $20,000 upfit allowance for warehouse restrooms and office is included utilizing the attached specifications as a basis - 800 sq.tt. at $25.00 per sq.tt. Refer to Page 1700.00-1 for further definition.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13,1993
December, 16, 1993
                                                                  Page 1185.00-1
LOADING DOCK EQUIPMENT (LEVELERS)

Twelve (12) truck dock doors with dock pit edge angle, frames, levelers, shelters, bumpers, dock service outlets and dock lights will be provided.

Dock levelers are 6'x 8' by Rite-Hite or equal, as follows:

                25,000 lb. standard capacity
                Below dock operation, hydraulic controls
                Full operating range toe guard protection
                Conform to all ANSI and CS202 specifications

Dock shelters will be Fairborn Series 2000, rigid frame with Dynalon curtains, custom bumpers and custom fit draft pads.

Dock lights by Phoenix or equal.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993

                                                                  Page 1500.00-1
PLUMBING

Plumbing Fixtures
-----------------

The quantity of plumbing fixtures will be determined within the $20,000 allowance for warehouse restrooms and offices.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993

                                                                  Page 1550.00-1


FIRE PROTECTION SYSTEM


The fire protection system for the building will be designed to meet all local and state building codes. NFPA 13 and NFPA 231-C, 1991 Edition will be utilized for design guidelines.

We have based our costs on the assumption that water pressure and volume of flow is adequate for the proposed use and needs.

No less than one (1) riser per 40.000 sq.ft. will be provided. Hose connections and hose stations will not be. provided. Main sprinkler header lines, drop piping and pendant heads will be provided.

Column protection heads will not be provided, but will be required where racking exceeds 15' height and encloses columns as a component of in-rack sprinklers. In-rack sprinklers are excluded from this proposal.

System final design will be based on the latest applicable NFPA standards for maximum 20' rack storage, for designated commodity storage class on double row racks with minimum 8'-0" aisles. A wet sprinkler system will be used.

This proposal is based on a density of 0.390 gallons per minute at the most remote 2,000 square feet.

No smoke vents or smoke curtains are included.
The system will include a 500 gpm capacity for in-rack sprinklers.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993
                                                                  Page 1560.00-1

HEATING, VENTILATING & AIR CONDITIONING

Energy Supply
-------------

Gas pipimg will be supplied to all gas-fired equipment.  Piping shall be schedule 40 black steel with malleable fittings.

Heating and Systems - Warehouse
-------------------------------

For the warehouse area, gas fired unit heaters hold the space temperature at or above 60 degrees Fahrenheit in accordance with ASHRAE handbook recommendations for this area.

Provide four (4), 54" roof vents and relocate three (3) existing louvers.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 13, 1993
December 16, 1993


                                                                  Page 1600.00-1

ELECTRICAL


A complete electrical service in full compliance with all applicable codes shall be provided as follows-


Meter Center and Main Switch Gear
---------------------------------

One (1) 225 AMP, 277/480 volt, 3-phase service panel to be extended from the existing service location approximately 250 in.ft. Power will be metered through the existing transformer located on the outside of the building.

All feeders shall use copper conductors.

All panel boards to be commercial quality and have copper buss bars, bott-type circuit breakers, ground bars and full size neutral bar.

All disconnect switches to be heavy duty grade.

Tie in fire and security alarms into existing units.


Licjhtino Ecuipment
-------------------

400 watt metal halide high bay fixtures for warehouse area, two (2) per bay provided - total 70 approximately 30 foot candles (average) - 30" above floor.

All high-bay lights will be switched from circuit breakers.

Exit lights per code.

Emergency lights per code.

Excludes telephone or computer wire, special intercom, fire siaffn, security or other systems.

Site lighting includes three (3), 250 watt high pressure sodium wall packs, and relocation of five (5) existing pole lights.

Devon Industries
Rock Hill, South Carolina
September 21, 1993
October 1 3, 1993
December 16, 1993

                                                                  Page 1700.oo-i


QUALIFICATIONS & EXCLUSIONS


1.  The following budgetary allowances have been established:

              Building permits and utility fees         $ 4,086
              Landscaping, irrigation, seeding          $15,000
              Upfit - warehouse and offlce restrooms    $20,000

Devon Industries
Rock Hill, South Camiina
September 21, 1993
October 13, 1993
December 16, 1993

                                                                  Page 1800.00-1


OPTIONS

The following options are provided on an "add option" basis, and not included within the proposal.

1.  Site concrete, asphalt paving, concrete curbing and storm sewer (with site
    limits).     $48,850

        It is assumed that this work would be included within the $200,000 mad lmpmvement fund available for the pmject, based on the most recent conversation between Ms. Haidee Clark Smith - State Fund Administrator and Mr. Clay Andrews -Rock Hill Economic Development Corp. (reference letter dated 12/14/93 and section entitled "Detail of Road Improvement Funds").

2.   Upgrade precast on east and west building elevation
     $15,170

        On the east and west building elevations, the current design is based on a lightly raked, stained precast panel to match the color of the existing brick. Reveals will be cast into the panel at the same location of the existing facility's reveals to continue the horizontal accent lines.

        The south elevation precast is based on a standard finish, flush natural gray panel, similar to existing.

        If the Arch Review Board for Tech Park requires additional brick accent on the east and west elevation, an allowance of $0.75/sq. ft. of panel surface area is included.

                                                                       EXHIBIT c

                          AGENCY DISCLOSURE STATEMENT
                          ---------------------------



                        Initialed and Approved by Tenant

                       FIRST AMENDMENT TO LEASE AGREEMENT

                                 APRIL 29, 1994

This First Amendment to Lease Amendment to Lease Agreement ("First Amendment") is entered into as of the date first set forth above by Pizzuti Equities Inc. ("Landlord") and Devon Industries Inc. ("Tenant").

                                   BACKGROUND
                                   ----------

Landlord and Tenant entered into a Lease Agreement on January 5, 1994, ("Original Lease") pursuant to which Tenant agreed to lease an existing 60,735 square foot building and an attached 65,761 square foot expansion located on approximately 11.09 acres in Rock Hill, South Carolina. Since the date of the parties' execution of the Original Lease. Tenant has requested that Landlord purchase some additional acreage (approximately 4.82 acres) located adjacent to the existing site for the purpose, of future facility expansion. The Original Lease provides that, at Tenant's request,. any net increase in the cost of the project may be funded by a per square foot increase in the Base Rent in an amount equal to $.01 dollars per square foot for every $9,730 of such net increase. Landlord and Tenantt have now decided to enter into this First Amendment to properly reflect the new Base Rent which flows from the increased costs associated with the acquisition of the expansion land.

                                   AGREEMENT
                                   ---------


Landlord and Tenant hereby as follows:

1.   Expansion Land. The "Land" defined in the Original Lease is hereby
     --------------
     increased to include the 4.82 acre tract described in attached Exhibit A, which Exhibit A is incorporated herein by this reference.

2.   Modifications to Lease Economics.  In view of the increased costs
     ---------------------------------
     associated with the acquisition of the expansion land, the following modifications to the Lease Economics are hereby agreed to by Landlord and Tenant.


      A.   Base Rent
           ---------

                Lease Period    PSF        Monthly     Annual
                ------------    ---        -------     ------

                Period          Base Rent  Base Rent   Base Rent
                ------          ---------  ---------   --------

                Years 1 -5      $2.9191    $30,771.50   $369,258

                Years 6-10      $3.1891    $33,617.50   $403,410

                Years 11-15     $3.4891    $36,780.50   $441,366

Tenant acknowledges that the foregoing Base Rent adjustments are based solely upon the "cash at closing" being expended by Landlord in connection with the acquisition of the expansion land, and that a portion of the purchase price for the expansion land is being carried by the seller in the form of a nonrecourse promissory note. If and when Landlord is required to expend additional cash in connection with the pay-off of such nonrecourse promissory note, then the Base Rent will be further adjusted at that time in accordance with the formula for increased costs set forth in the Original Lease.


B.     Purchase Option Price:
       ----------------------
        Date of Purchase                    Per Square Foot Price
        ----                                ---------------------
        Upon Substantial Completion                  $ 29.64
        of Improvements

        At End of Year One                           $ 30.15

        At End of Year Two                           $ 31.07

        At End of Year Five                          $ 32. 14

3.   Future Change to Plans and Specifications.  Any future changes to the final
     -----------------------------------------
     plans and specifications will be treated as a Change Order and will be handled in the manner set forth in Section 2 of the Original Lease.

4.   Miscellaneous.  Except as other wise expressly provided in this First
     --------------
     Amendment, all of the terms and conditions of the Original Lease will remain in full force and effect.

Landlord and Tenant have executed this First Amendment as of the date first set forth at the beginning hereof.

Signed and acknowledged
in the presence of
                                            PIZZUTI EQUITIES INC.

                                          BY:  _____________________
                                               Richard C. Daley, Vice President

                             DEVON INDUSTRIES INC.



                         By:  __________________________
                              Name                       Title



STATE OF OHIO

COUNTY OF FRANKLIN:

     Before me a notary public in and for said state and county personally appeared Richard C. Daley, the Vice President of Pizzuti Equities Inc., who acknowledged the signing of the foregoing instrument to be his free act and deed for the uses and purposes set forth therein.

     IN WITNESS WHEREOF,   I have signed my name and affixed rny official seal
April ___ 1994.


                                 Notary Public

STATE OF California

COUNTY OF Los Angeles SS:

 Before me a notary public in and for said state and county, personally appeared Joe Kletzel, the President of Devon Industries, Inc., who acknowledged the signing of the foregoing instrument to be his free act and deed for the uses and purposes set forth therein.

 IN WITNESS WHEREOF, I have signed my name and affixed my official seal on April 28, 1994.
                                 SANDRA E. COX
                                 -------------
                                 Notary Public

All that certain piece parcel or tract of land lying, being and situate in TechPark Area II, in the City of Rock Hill, York County, South Carolina, and being more particularly shown and described and described on plat entitled "Boundary and Physical Survey for Pizzuti Equities, Inc., Devon Industries, Inc., First Union National Bank of North Carolina" drawn by James Jetter Pittman, PLS, dated February 17, 1994, recorded in the office of the Clerk of Court for York County, South Carolina, in Plat Book _____at Page ____ , as follows: BEGINNING at an iron pin set on the Northern edge of right of way of Lakeshore Parkway, corner of Tract C, property of Rock Hill Economic Development (PB 103, PG 88) and running thence with the edge of Lakeshore Parkway as follows: N- 68-22-02 E.
49.78 feet to an iron pin set, N. 60-25-17 E. 49.84 feet to an iron pin set, N. 53-18-41 E. 49.96 feet to an iron pin set, N. 49-35-51 E 49.80 feet to an iron pin set, N. 44-36-10 E. 49-69 feet to an iron pin set, N. 37-10-00 E. 49.82 feet to an iron pin set, N. 31-15-30 E. 49.82 feet to an iron pin set, N. 24-48-16 E. 49.76 feet to an iron pin set, N. 17-33-43 E. 49-90 feet to an iron pin set, N. 12-04-26 E. 49.91 feet to an iron pin set, N. 06-09-22 E. 49.92 feet to an iron pin set, N. 00-13-43 W. 49.99 feet to an iron pin set, N. 06-18-01 W.
49.80 feet to an iron pin set, N. 12-21-06 W. 49.67 feet to an iron pin set, N. 18-01-43 W. 50.00 feet to an iron pin set, and N. 20-22-35 W. 50 - 27 feet to an iron pin found on line of propperty of NationsBank (DB 861, PG 330): thence with the line of property of NationsBank S. 66-45-41. W. 583.79 feet to an iron pin found; thence with the line of property of the City of Rock Hill S. 61-50-15 E.
82.25 feet to an iron pin found and S. 34-37-01 E. 128-51 feet to a point; thence running with line of property of Rock Hill Economic Development (PB 103, PG 88) S. 24-46-27 E. 310.24 feet to the point of beginning; containing 4.819 acres, according to said plat.

                      SECOND AMENDMENT TO LEASE AGREEMENT

                                January 13, 1995

This Second Amendment to Lease Agreement ("Second Amendment") is entered into as of the date first set forth above by Pizzuti Equities Inc. ("Landlord") and Devon Industries Inc. ("Tenant").

                                   BACKGROUND
                                   ----------

Landlord and Tenant entered into a Lease Agreement on January 5, 1994, ("Original Lease") pursuant to which Tenant agreed to lease from Landlord an existing 60,735 square foot building and an attached 67,878 square toot expansion (increased from an originally contemplated 65,761 square foot expansion) located on approximately on 15.9 acres in Rock Hill, South Carolina. The Original Lease was amended by the parties' execution on April 29, 1994 of a First Amendment to Lease Agreement. ALL capitalized terms which are used but not defined herein will have the meanings attributed to such terms in the Original Lease.

The Original Lease contained certain provisions addressing the economic consequences of Tenant's requests for changes to the Final Plans and Specifications referred to in the Original Lease. Since the date of the parties' execution of the Original Lease and the aforementioned First Amendment to Lease Agreement, Tenant has requested, and Landlord has made, a number of changes to the Final Plan and Specifications. These changes have resulted in a net increase in the cost of the construction of the Improvements. As a result, Landlord and Tenant now desire to enter into this Second Amendment to property reflect the new lease economics which flow from these increased construction costs.

                                   AGREEMENT
                                   ---------


Landlord and Tenant hereby agree as follows:

1.   CHANGES TO FINAL PLANS AND SPECIFICATIONS.  Landlord and Tenant hereby
     -----------------------------------------

     acknowledge that the Final Plans and Specifications have been changed to reflect the various items set forth In Lease Amendment #1'S and 2, which documents are attached hereto as Exhibit A ("Change Orders").

2.   MODIFICATIONS TO LEASE ECONOMICS.  In view of the increased costs
     --------------------------------

     associated with the Change Orders, the following modifications to the lease economics are hereby agreed to by Landlord and Tenant. All of such modified lease economics are based upon the assumption that Landlord will pay for and amortize through Base Rent increase costs from Change Orders of

     $536,608.

A.     BASE RENT
       ---------

               LEASE PERIOD    PSF        MONTHLY     ANNUAL
               PERIOD          BASE RENT  BASE RENT   BASE RENT
               ------------    ---------  ---------   ---------

               Years 1-5         $3.4163  $36,615.25   $439,383

               Years 6-1 0       $3.6819  $39,461.25   $473,535

               Years 11-1 5      $3.9770  $42,624.25   $511,491

     B. PURCHASE OPTION PRICE:
        ---------------------


              Date of Purchase      Per Square Foot Price
              ----------------      ---------------------

              Upon Substantial Completion
              of Improvements                         $4,349,239

              At End of Year One                      $4,441,253

              At End of Year Two                      $4,570,131

              At End of Year Five                     $4,730,484


     C. Additional Improvement Costs.  To the extent the increased costs
        ----------------------------
        associated with the Change Orders exceed $536,608, Tenant hereby acknowledges and agrees that it will be solely responsible for the payment of all such Tenant Approved excess costs. All such Tenant Approved excess costs will be paid by Tenant to Landlord within ten days after Landford's written demand for the payment thereof.

    3. Future Change to Plans and Specifications. Any Tenant agreed upon future changes to the Final Plans and Specifications (in addition to the Change Orders referred to in Exhibit A) which result in any net increase in the cost of constructing the improvements will be paid by Tenant within ten days after Landford's written demand for the payment thereof.



    4. MISCELLANEOUS.  Except as other wise expressly provided in this First
       --------------
Amendment, all of the terms and conditions of the Original Lease will remain in full force and effect.

Landlord and Tenant have executed this First Amendment as of the date first set forth at the beginning hereof.

Signed and acknowledged
in the presence of:


                                        PIZZUTI EQUITIES INC.


                                          BY:
                                               --------------------------
                                          Richard C. Daley, Vice President
LISA J. DINGER



THOMAS R. STARTON

                             DEVON INDUSTRIES INC.



                          By:  ______________________

                         Michael D. Griffin        Vice President - 0perations
                         Name                        Title



STATE OF OHIO

COUNTY OF FRANKLIN SS:

     Before me, a notary public in and for said state and county, personally appeared Richard C. Daley, the Vice President of Pizzuti Equities Inc., who acknowledged the signing of the foregoing instrument to be his free act and deed for the uses and purposes set forth therein.

IN WITNESS WHEREOF, I have signed my name and affixed my official seal on January 13, 1995.

                                        Lisa J. Dinger

                                        Notary Public



STATE OF  California

COUNTY OF Los Angeles SS:

  Before me, a notary public in and for said state and county, personally appeared Michael Griffin, the Vice President of Devon Industries, Inc., who acknowledged the signing of the foregoing instrument to be his free act and deed for the uses and purposes set forth therein.


IN WITNESS WHEREOF, I have signed my name and affixed my official seal on January 18, 1995.

                                        Leticia C. Valenton
                                        Notary Public

                               LEASE AMENDMENT #1
                               ------------------


Landlord:
       Pizzuti Equities Inc.
       250 E. Broad Street, Suite 1900
       Columbus, Ohio 43215

Tenant:
     Devon Industries, Inc.
     TechPark
     456 Lakeshore Parkway
     Rock Hill, SC 29730

The purpose of this Lease Amendment is to document the "Additonal Improvements" which have been incorporated into the plans and specifications based upon verbal authorization by the Tenant.

Original "Additional Improvements" Allowance    $500,000

Specific item Negotiated:

1.  Add brick pattern to precast wall panels    $ 31,150

2. Substitute roof drains with overflow scuffers in lieu of external gutters $ 10,049

3.  Provide sanitary lateral into the new addition     $4,263

4.   Additional architectural and engineering services required due to
     adding land panels     $8,640

5.   Additional architectural and engineering services required for the

     entry road                                              By Others

6.  Add cost for inspection of the existing building    By Pizzuti

7.  Add three (3) overhead doors at the south wall of the existing

     building adjacent to the new addition                          $  6,415

 8.  Wet cure floor slabs in lieu of liquid
membrane curing compound.                                            $  5,143
                                                                     --------

            Total Cost of Items Incorporated                         $ 65,660
                                                                     ========

            Uncommitted "Additional Improvements" Allowance    $434,340

                               LEASE AMENDMENT #2
                               ------------------


Landlord:
       Pizzuti Equities Inc.
       250 E. Broad Street, Suite 1900
       Columbus, Ohio 43215

Tenant:
     Devon Industries, Inc.
     TechPark
     456 Lakeshore Parkway
     Rock Hill, SC 29730

The purpose of this Lease Amendment is to document the "Additonal Improvements" which have been incorporated into the plans and specifications based upon previous verbal or written authorization by the Tenant with Exxcel Contract Management.


Original "Additional Improvements" Allowance                      500,000

       Increase in Allowance per above
       Less:                                                       36,608
       Lease Amendments Approved to Date (#1)
                                                                  (65,660)

Current Uncommitted "Additional Improvements" Allowance           470,948


"Additional Improvements" per this Agreement:
------------------------------------------------
1.  Foundations for silos at east side of
    existing building (Option # 11)                                22,359

2.  New site access drive including curbs,
    paving, and related grading (Option #12)                      $38,720
3.  Architectural and engineering design fees
    for site foundations and
    access drive (Option #13)                                       9,570

4.              Add two story Chiller Room addition per Exxcel's letter dated
     October 20, 1994 (Option # 18)                                59,000

5. Construct a Mezzanine at the east wall of the Warehouse above compressor area and adjacent to the Chiller Room complete with concrete slab, perimeter protection to meet code and stairs from Warehouse to Mezzanine and from Mezzanine to Chiller Room roof (Option #1 9)
36,608

6. Construct Shipping and Receiving Offices and per Exxcel's proposal of October 20, 1994 (Option #20)
$ 7,153

                        THIRD AMENDMENT OF LEASE AGREEMENT, made as of the 29th day of February, 1996, between PIZZUTI/ROCK HILL DRIVE DEVELOPMENT COMPANY, a Florida general partnership, and the successor by assignment to Pizzuti Equities Inc., having an office at 250 East Broad Street, Columbus, Ohio 43215 (hereinafter referred to as "Landlord") and DEVON INDUSTRIES, INC., a California corporation, having an office at 9530 DeSoto Avenue, Chatsworth, CA 91311, (hereinafter referred to as "Tenant") .

                              W I T N E S S E T H:


         WHEREAS Landlord and Tenant have previously entered into a Lease Agreement dated January 5, 1994 (the "Original Lease") (as previously amended by amendments respectively dated April 29, 1994 (the "First Amendment") and January 13, 1995 (the "Second Amendment") is hereinafter referred to as the "Lease"), pursuant to which Landlord leased to Tenant certain property located in Rock Hill, South Carolina (said property consisting of the "Building", the "Land" and "all related site improvements" as such terms are defined in the Lease and therein and hereinafter collectively referred to as the "Property";

         WHEREAS Landlord and Tenant desire to modify and amend the Lease as hereinafter provided;


         NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. Section 14 of the Lease, bearing the caption Subordination, is hereby amended and restated to read as follows:

         "Section 14.  Subordination.  This Lease is subject and subordinate to
                       -------------
all mortgages now or hereafter affecting or covering the Property or any part thereof (but no real property other than the Property) and to all renewals, modifications, replacements or extensions thereof. Tenant agrees to attorn to and recognize the mortgagee or the purchaser at a foreclosure (of such a mortgage) sale as Tenant's landlord for the balance of the Lease Term. Tenant hereby agrees, however, that such mortgagee or purchaser at a foreclosure sale, will not be then:

        a) liable for any act or omission of any prior landlord under the Lease (including Landlord); or

       (b) subject to any offsets or defenses which Lessee might have against any prior landlord under the Lease (including Landlord); or

       (c) bound by Tenant's payment of any rent or additional rent more than 30 days in advance of the due date to any prior landlord under the Lease (including Landlord); or

       (d) bound by any amendment or modification of the Lease made without such mortgagee's prior written consent, provided Tenant is notified in advance of the existence of the mortgage and the requirements that the mortgagee must consent to in such amendment or modification; or

     (e) liable for the return of any security deposit, except to the extent that the security deposit has been actually transferred to such mortgagee or subsequent purchaser.

          Notwithstanding the foregoing, the subordination of this Lease is and shall remain subject to the express condition that for so long as no default on the part of Tenant shall exist and continue uncured beyond the expiration of any applicable grace period, as would entitle Landlord to terminate this Lease or would entitle Landlord to dispossess Tenant (hereinafter in this section called (an "Event of Default"), (i) Tenant shall not be joined as a party defendant in any foreclosure action or procedure which may be instituted by the mortgagee under any mortgage to which this Lease is or shall be subject and subordinate; and (ii) Tenant shall not be evicted from the Property or its leasehold asset herein be terminated or disturbed nor shall any of Tenant's rights under this Lease be affected in any way.

The aforesaid subordination, nondisturbance and attornment provisions will be self-operative; however, Tenant agrees to promptly execute any other reasonable agreement submitted by Landlord in confirmation or acknowledgement of the same. Tenant's subordination and attornment obligation under this section are expressly further conditioned upon (i) the mortgagee agreeing to recognize this Lease in its entirety, including, without limitation, Tenant's purchase and renewal options hereunder."

          2. Section 19 of the Lease, bearing the caption "Casualty", is hereinafter amended by inserting, after the word "unfit", appearing in the second line thereof, the words "in Tenant's reasonable judgment"; and by changing the words "180 days" twice appearing therein to "270 days".

          3. Section 22 of the Lease is hereby amended by deleting the words, "after the date when due", appearing in the second line, and substituting in lieu thereof, the words "after the date when written notice thereof is given to Tenant".

          4. Section 31 of the original Lease, bearing the caption "Option to Purchase" is hereby amended as follows:

by adding as a new second sentence in the first paragraph below the table, the following sentence: "Alternatively, the Tenant may prepay the mortgage (including any prepayment penalty as provided in the mortgage)"; and

by inserting, in the second line below the table appearing in said section, after the word "Property", the words "The intent of the parties is that the total purchase price to be paid for the Property is the "Per Square Foot Price" as specified in the above table, and that the unpaid principal balance of any existing mortgages covering the Property (and any accrued and unpaid interest thereon but not any prepayment penalty, the payment of which will be the separate and additional obligation of Tenant if the mortgages) are paid off at closing) shall be allowed to Tenant as an offset against the purchase price."

5.   Section 32 of the Lease is hereby deleted.

          6. The parties acknowledge that the "Per Square Foot Price" set forth in Section 2B of the Second Amendment is actually the total purchase price to be paid for the Property.

          7. The parties are hereby confirm and ratify the Lease as modified hereby. No further amendments to the Lease may be made except by written instrument signed by the parties (or the party to be charged). No changes may be made orally to this Agreement.

          9. The provisions hereof shall inure to the benefit of and be binding upon the parties hereof and their respective legal representatives and assigns.


          IN WITNESS WHEREOF, the parties have executed this Third Amendment of Lease Agreement as of the day and year first above written.

PIZZUTI/ROCK HILL DRIVE
DEVELOPMENT COMPANY,

                              By PIZZUTI EQUITIES, INC.,
                                 General Partner,

                                by s/s Richard C. Daley
                                   ---------------------------
                                    Name
                                    Title    Executive Vice President


                             DEVON INDUSTRIES, INC.,
                              By    s/s Duane Hopper
                                 ----------------------
                                    Name
                                    Title:   President



Graphic Controls Corporation, by signing below where indicated, hereby guarantees the payment and performance of the obligations of Devon Industries Inc., as Tenant, under the above Lease.

                                GRAPHIC CONTROLS CORPORATION,

                                       By
                                       Name:      Duane Hopper

                                Title:  President